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                                                                      EXHIBIT 23

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 25,2003, accompanying the consolidated financial statements included in the Annual Report of CET Environmental Services, Inc. (the Company) on Form 10-KSB for the year ended December 31, 2002. We consent to the incorporation by reference in the Company's Registration Statement on Form S-8, File #333-10053, of the aforementioned report.

GRANT THORNTON LLP

DENVER, COLORADO MARCH 24. 2003